Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RE:   Ford Motor Company Registration Statement Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993 and 333-165100 on Form S-8 and No. 333-151355 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our report dated February 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 28, 2011